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                                                                    Exhibit 23.2





                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 pertaining to the 1997 Long-term Stock Incentive Plan of Alarmguard Holdings, Inc. (formerly known as Triton Group, Ltd.) and the 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan of Alarmguard Holdings, Inc., respectively, of our report dated March 10, 1995, with respect to the consolidated financial statements and schedule of The
Actava Group, Inc. included in Form 10-K of The Actava Group, Inc. for the year ended December 31, 1994 as amended by Amendment No. 1 on Form 10K/A on April 28, 1995 and Amendment No. 2 on Form 10K/A on July 13, 1995, incorporated by reference in the Form 10-K of Triton Group, Ltd. for the year ended March 31, 1997.


                              /s/ Ernst & Young LLP

                                  ERNST & YOUNG LLP


Atlanta, Georgia
June 30, 1997